UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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AMERICAN HOUSING REIT INC.

(Name of Registrant as Specified in its Charter)

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AMERICAN HOUSING REIT INC.
1601 Blake Street, Suite 310
Denver, Colorado 80202

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: June 27, 2014

TO THE STOCKHOLDERS OF AMERICAN HOUSING REIT INC.:

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of American Housing REIT Inc., a Maryland corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Reverse Stock Split”) taken by written consent of the holder of a majority of the issued and outstanding shares of Common Stock:

1.	Effect a reverse stock split of the outstanding shares of Common Stock at the ratio of 1-for-150.

The purpose of this Information Statement is to notify our stockholders that on May 27, 2014, HFE USA, LLC, a wholly owned subsidiary of Heng Fai Enterprises, Ltd. f/k/a Xpress Group, Ltd., the holder of 40,913,295 shares (approximately 99.6%) of the 41,088,295 shares of our issued and outstanding shares of Common Stock executed a written consent approving the Reverse Stock Split.  In accordance with Rule 14c-2 promulgated under the Exchange Act, the Reverse Stock Split will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Reverse Stock Split under Maryland law and the Company’s Charter.  As a result, no further action by any other stockholder is required to approve the Reverse Stock Split and we have not and will not be soliciting your approval of the Reverse Stock Split.

This notice and the accompanying Information Statement are being mailed to our stockholders of record as of June 25, 2014 on or about June 27, 2014. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

AMERICAN HOUSING REIT INC.

/s/ Conn Flanigan
Conn Flanigan

TABLE OF CONTENTS

GENERAL	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	4
ACTION ONE: REVERSE STOCK SPLIT	5
ACTION TWO: ADJUSTMENT TO PAR VALUE PER SHARE	9
ADDITIONAL INFORMATION	10
MISCELLANEOUS	11

AMERICAN HOUSING REIT INC.
1601 Blake Street, Suite 310
Denver, Colorado 80202
__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholder
__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of American Housing REIT Inc., a Maryland corporation, in connection with the action by written consent of the holder of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement.  In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to American Housing REIT Inc.  We are mailing this Information Statement to our stockholders of record as of June 25, 2014 on or about June 27, 2014.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Majority Stockholder

On May 27, 2014, the Board of Directors of the Company unanimously adopted resolutions approving a reverse stock split of the outstanding shares of Common Stock at the ratio of 1-for-150 (the “Reverse Stock Split”).

As of the close of business on May 27, 2014, we had 41,088,295 shares of Common Stock outstanding and entitled to vote on the Reverse Stock Split.  Each share of outstanding Common Stock is entitled to one vote.

On May 27, 2014, pursuant to Section 2-505(b)(2) of the Maryland General Corporation Law (the “MGCL”) and as provided by the Company’s Charter, we received written consent approving the Reverse Stock Split from HFE USA, LLC, a wholly owned subsidiary of Heng Fai Enterprises, Ltd. f/k/a Xpress Group, Ltd., and the holder of 40,913,295 shares (approximately 99.6%) of the 41,088,295 shares of our issued and outstanding shares of Common Stock (the “Majority Stockholder”). Thus, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

       The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of May 27, 2014 for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class1
5% Owners:
Common	HFE USA, LLC 7272 Wisconsin Ave Suite 340 Bethesda, MD 20814	40,913,295 Direct	99.6
Common	Heng Fai Enterprises, Ltd.2 24/F Wyndham Place 40-44 Wyndham Street Central Hong Kong, SAR, PRC	40,913,295 Indirect	99.6
Common	Fai H. Chan3 24/F Wyndham Place 40-44 Wyndham Street Central Hong Kong, SAR, PRC	40,913,295 Indirect	99.6
Executive Officers and Directors
Common	Fai H. Chan4	40,913,295 Indirect	99.6
Common	Tong Wan Chan5	40,913,295 Indirect	99.6
Common	Conn Flanigan6	5,000 Direct	*
Executive Officers and Directors as a Group
Common	Executive Officers and Directors as a Group	40,918,295	99.6

_____________________________________
1 Based on 41,088,295 shares of Common Stock as of May 27, 2014.  Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

2 Heng Fai Enterprises, Ltd.’s indirect ownership is through HFE USA, LLC, a wholly owned subsidiary of Heng Fai Enterprises, Ltd. organized in Delaware.

3 Fai H. Chan’s indirect ownership is through Heng Fai Enterprises, Ltd.  Fai H. Chan is the Managing Chairman, and a beneficial owner of more than 5% of the common shares, of Heng Fai Enterprises, Ltd.  Mr. Chan disclaims beneficial ownership of the shares of Common Stock owned by Heng Fai Enterprises, Ltd. other than the shares in which he has an indirect pecuniary interest.

4 Director of the Company.

5 Director of the Company.  Tong Wan Chan’s indirect ownership is through Heng Fai Enterprises, Ltd.  Tong Wan Chan is the Managing Director of Heng Fai Enterprises, Ltd.  Tong Wan Chan is the son of Fai H. Chan.  Tong Wan Chan disclaims beneficial ownership of the shares of common stock of the Company owned by Hang Fai Enterprises, Ltd. Other than the shares in which he has an indirect pecuniary interest.

6 Director, Chief Executive Officer and Chief Financial Officer of the Company.  Conn Flanigan is currently the Company’s only executive officer.  Conn Flanigan’s beneficial ownership is less than 1% of the outstanding shares.  The Company has no other employees.

HISTORY AND RECENT DEVELOPMENTS

Change in Control of Predecessor Company

Our predecessor company, Ontarget360 Group Inc. (formerly CWS Marketing & Finance Group Inc.), was incorporated as a Delaware corporation on December 4, 2009.  On July 19, 2013, Heng Fai Enterprises, Limited, a Hong Kong company (f/k/a Xpress Group, Limited) (“Heng Fai Enterprises”) purchased an aggregate of 3,279,520 shares of OnTarget360 Group’s common stock, representing approximately 94.9% of its issued and outstanding common stock at the time of purchase.

On July 19, 2013, the board of directors of OnTarget360 Group Inc. (“OnTarget”) appointed Conn Flanigan as its Chief Executive Officer, Chief Financial Officer and a director to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his resignation or removal.  The board of directors appointed Mr. Flanigan in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

Upon the appointment of Mr. Flanigan as an officer and director of the Company, Howard Kaplan resigned his positions as OnTarget’s Chief Executive Officer, Chief Financial Officer and Director effective as of July 19, 2013.

On November 11, 2013, the board of directors of OnTarget appointed Mr. Fai H. Chan and Mr. Tong Wan Chan as directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their resignation or removal.  The board of directors appointed Mr. Fai H. Chan and Mr. Tong Wan Chan in recognition of their abilities to assist the Company in expanding its business and the contributions they can make to its strategic direction.  Neither Mr. Fai H. Chan nor Mr. Tong Wan Chan has been appointed to any board committees.

Reincorporation in Maryland by Merger

During the time period between Heng Fai Enterprises’ investment in OnTarget and December 31, 2013, the management of OnTarget began developing its new single-family rental (“SFR”) strategy and evaluating the REIT tax structure. In connection with its plan to qualify and elect to be taxed as a REIT, OnTarget determined that it would be beneficial to re-domicile OnTarget from Delaware to Maryland, which is the most common jurisdiction of incorporation for REITs, and to rename and rebrand OnTarget.  OnTarget’s management and board of directors determined to accomplish the reincorporation in Maryland through a merger with a newly formed Maryand corporation that was wholly owned by Heng Fai Enterprises, OnTarget’s 94.9% stockholder.  On October 11, 2013, upon the recommendation of OnTarget’s board of directors, Heng Fai Enterprises signed a written consent approving the merger of OnTarget with an in to the Company, with the Company as the surviving corporation resulting from the merger (the “Merger”).  As a result, the Merger was approved and neither a meeting of OnTarget’s stockholders nor any additional written consent was necessary.  The Merger became effective on February 28, 2014.

Financing Arrangement

Since July 19, 2013, the Company has been financed by Heng Fai Enterprises, its majority shareholder.  Subsequent to September 30, 2013, Heng Fai Enterprises loaned the Company $5,275,000 to acquire 37 SFRs and another $498,935 to acquire five SFR properties.  Additionally, Heng Fai Enterprises has loaned the Company funds to pay the Company’s third-party professionals.  All of these loans carry zero interest and have an indefinite term, but are callable by Heng Fai Enterprises at any time.

Subsequently, from November 2013 through March, 2014, we borrowed from Heng Fai Enterprises an aggregate of $7,255,649 (the “HFE Loan”).  We have used $6,100,435 of the HFE Loan to acquire SFR properties and for corporate operations leaving a balance of $1,155,214 currently held in escrow for future acquisitions and other general corporate purposes.  The HFE Loan is unsecured, due on demand, and bears no interest.  On April 14, 2014 we agreed with Heng Fai Enterprises to convert $3,050,218 of the HFE Loan and issue an unsecured promissory note bearing interest at the rate of 4.0% per annum effective as of January 1, 2014, payable on demand, but no later than March 1, 2019, and treat $3,050,217 of the HFE Loan as a contribution to our capital and agreed to issue 37,633,775 shares of our unregistered common stock to Heng Fai Enterprises at a conversion price of $0.08105 per share.  As we use additional amounts of the HFE Loan in the future for acquisitions or working capital purposes, such amounts will be treated one-half as a loan and one-half as a contribution to our capital on the same terms as the April 14, 2014 conversion discussed above.  Shares of our unregistered common stock issued to Heng Fai Enterprises as a result of these conversions will be subject to customary anti-dilution rights in the event of stock splits, stock dividends and similar corporate events.

On April 15, 2014, Heng Fai Enterprises transferred its 40,913,295 shares of the Company’s common stock to its wholly owned subsidiary HFE USA, LLC.

Dividend

On April 17, 2014, the Board of Directors of American Housing REIT Inc. (the “Company”) declared a quarterly cash dividend on the Company’s common stock in the amount of $0.0017 per share, for a total amount of $69,850.10, payable on April 23, 2014 to stockholders of record at the close of business on April 23, 2014.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Reverse Stock Split that is not shared by all other stockholders.

REVERSE STOCK SPLIT

On May 27, 2014, the Board adopted resolutions approving articles supplementary to the Company’s Charter to effect the Reverse Stock Split of the outstanding shares of Common Stock at the ratio of 1-for-150.

On May 27, 2014, we received written consent from the Majority Stockholder approving the articles supplementary to the Company’s Charter to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Reverse Stock Split is intended to increase the per share stock price of the Common Stock.  As of May 27, 2014, the last reported closing price of the Common Stock was less than $0.01 per share.  The Board believes that if the Company is able to successfully maintain a higher price per share of our Common Stock, we will be able to generate greater interest among investors.  If the Company is successful in generating greater interest among investors, we anticipate our Common Stock would have greater liquidity and a stronger investor base.  The Board also acknowledges that a higher stock price is necessary in order for our Common Stock to qualify for a listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange.

We cannot assure you that the Company will be successful in generating greater interest among investors and institutions or that the Common Stock will ever qualify for a listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange.  Stockholders should also note that there is no assurance that the prices for shares of the Common Stock after the Reverse Stock Split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all).  Other factors such as our financial results, market conditions and the market’s perception of our business and management may adversely affect the market price of the Company’s Common Stock.  We cannot guarantee to stockholders that the price of our shares of Common Stock will reach or sustain any price level in the future, and it is possible the Reverse Stock Split will have no lasting impact on the Company’s Common Stock share price.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.  Consequently, there can be no assurance that the Reverse Stock Split will achieve its desired results.

In evaluating the Reverse Stock Split, the Board considered negative factors generally associated with reverse stock splits.  Among others, the Board considered the negative perception of reverse stock splits held by some investors, analysts and other market participants, as well as the fact that the stock price of some companies that have affected reverse stock splits have subsequently declined back to pre-reverse stock split levels.  Despite these potential negative factors, the Board determined they were outweighed by the potential benefits.

Effects of Reverse Stock Split

At the Effective Time (as defined below), each lot of 150 pre-Reverse Stock Split shares of Common Stock (the “Old Shares”), as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one post-Reverse Stock Split share of Common Stock (a “New Share”), subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Reverse Stock Split will be effected simultaneously for all of our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding Common Stock.  The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to the treatment for fractional shares described below.  See “Fractional Shares” below.  The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.  All New Shares will have the same voting rights and other rights as Old Shares.  Pursuant to Section 5.4 of the Company’s Charter, stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock.  The following table provides the effects of the Reverse Stock Split based on 41,088,295 shares of Common Stock outstanding as of May 27, 2014.

Reverse Stock Split	Precentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Available for Issuance after the Reverse Stock Split
1 for 150	99.3%	273,921	99,726,079

A new CUSIP number will also be assigned to the Common Stock following the Reverse Stock Split.

Commencing at the Effective Time, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of Common Stock would entitle such holders to receive, upon exercise of their securities, 1/150th of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities.  In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company will be increased 150 times, based on the exchange ratio of the Reverse Stock Split.

Par Value Per Share of Common Stock

As a consequence of the Reverse Stock Split, the par value per share of the Company’s Common Stock will be adjusted from $0.001 per share to $0.15 per share, which reflects the 150-for-1 split ratio.  However, the Board of Directors has approved an additional amendment to the Company’s Charter that provides for a par value per share of the Company’s Common Stock of $0.01 per share upon the Effective Time of the Reverse Stock Split.  See “Adjustment to Par Value Per Share” below.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of Common Stock.  In lieu of issuing fractional shares, the Company will round up to one whole share of Common Stock in the event a stockholder would be entitled to receive a fractional share of Common Stock.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split.  The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.  See “Fractional Shares” above.

We do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of the Company’s stockholders in the Reverse Stock Split as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.

Effect on Liquidity

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur.  See “Reasons for the Reverse Stock Split” above.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities.  This summary is based on the Code, the U.S. Treasury Department regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect.  This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

       Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

●	the Reverse Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

●	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

●	the aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Reverse Stock Split; and

●	the holding period of the New Shares will include the stockholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

No Appraisal Rights

In accordance with Section 5.4 of the Company’s Charter, our stockholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the Reverse Stock Split.

Effective Date of the Reverse Stock Split

We intend to effectuate the Reverse Stock Split on or about July 18, 2014.  However, the exact timing of the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

The Reverse Stock Split will become effective upon the filing of Articles Supplementary to the Company’s Charter in the form attached hereto as Annex A (the “Articles Supplementary”), and its acceptance for record by, the State Department of Assessments and Taxation of Maryland or at a later date and time specified in the Articles Supplementary (the “Effective Time”), but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our stockholders.

ADJUSTMENT TO PAR VALUE PER SHARE

On May 27, 2014, at the same time that the Board adopted resolutions authorizing the Reverse Stock Split, the Board adopted a resolution to adjust the par value of the Company’s Common Stock upon completion of the Reverse Stock Split to $0.01 per share.  Absent such action, the par value per share of the Company’s Common Stock would become $0.15 per share at the Effective Time of the Reverse Stock Split, which is the equal to current par value of $0.001 per share multiplied by the Reverse Stock Split ratio of 150-for-1.

On May 27, 2014, we received written consent from the Majority Stockholder approving the additional amendment to the Company’s Charter to change the par value of the Company’s Common Stock to $0.01 per share.  This additional amendment is contained in the Articles Supplementary to the Company’s Charter attached as Annex A hereto.

Reasons for the Par Value Adjustment

“Par Value” is a dollar value assigned to shares of stock, which is the minimum amount for which each share may be sold.  Historically, the concept of par value and the stated capital of a company were to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of its shares.  Over time, these concepts have lost their significance for the most part.  In fact, Section 2-104(a) of the MGCL permits the issuance of shares without par value.

The Company’s Charter currently provides that the par value of the Company’s Common Stock is $0.001 per share.  Following the Reverse Stock Split, the par value would increase to $0.15 per share, if no other action were taken.

The Board believes that the adjustment in the par value of the Company’s Common Stock from $0.15 per share to $0.01 per share will cause the Company’s par value to be similar to the par value per share of the common stock of other similar public companies.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the adjustment in the par value of the Company’s Common Stock.  The percentage of outstanding shares owned by each stockholder prior to the par value adjustment will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.  See “Fractional Shares” above.

We do not believe that the par value adjustment will have any effect with respect to future distributions, if any, to our stockholders.

No Appraisal Rights

In accordance with Section 5.4 of the Company’s Charter, our stockholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the par value adjustment.

Effective Date of the Par Value Adjustment

The par value adjustment will become effective at the Effective Time, but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our stockholders.

ADDITIONAL INFORMATION

Where You May Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our public filings are available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR), http://www.sec.gov/edgar.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders.  This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

For this Information Statement, a number of brokers with account holders who are stockholders of ours will be “householding” our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement.  A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or from our company that either of them will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request “householding” of our communications, please notify your broker if your shares are not held directly in your name.  If you own your shares directly rather than through a brokerage account, you should contact us in writing at 1601 Blake Street, Suite 310, Denver, CO 80202 or by telephone at 303-894-7971.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 1601 Blake Street, Suite 310, Denver, CO 80202.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.  HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

By Order of the Board of Directors, AMERICAN HOUSING REIT INC.

/s/ Conn Flanigan
Conn Flanigan

June 27, 2014

ANNEX A

AMERICAN HOUSING REIT INC.

ARTICLES SUPPLEMENTARY

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of American Housing REIT Inc., a Maryland corporation (the “Company”), is hereby amended to provide that, at the Effective Time (as defined below), every 150 shares of Common Stock, $0.001 par value per share, of the Company, which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, with any fractional share rounded up to the nearest whole share.

SECOND: The par value per share of the Common Stock upon the Effective Time shall be $0.01 per share.

THIRD: The amendment to the Charter of the Company as set forth above has been duly approved by a majority of the Board of Directors of the Company as required by the Maryland General Corporation Law (the “MGCL”) and by the stockholders holding a majority of the outstanding shares of Common Stock of the Company pursuant to the MGCL and the Company’s Charter.

FOURTH: There has been no increase or decrease in number of authorized shares of capital stock of the Company effected by the amendment to the charter of the Company as set forth above.

FIFTH:  These Articles Supplementary shall be effective at 12:01 a.m. Eastern Time on July 18, 2014 (the “Effective Time”).

SIXTH: The undersigned Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ___ day of __________, 2014.

AMERICAN HOUSING REIT INC.

ATTEST:

By:	By:
Name:	Name:	Conn Flanigan
Title:	Title:	Chief Executive Officer